PRIORITIES AGREEMENT

           This priorities agreement (the "Agreement") is entered into as of the 23rd day of March, 2004 by and among RED BROOK DEVELOPMENTS LIMITED, in its capacity as a holder of A Units of VBI and B Units of VBI, and on behalf of THE PARTIES LISTED ON SCHEDULE "A" HERETO (the "A Unit Debentureholders"), solely in their capacity as holders of A Units of VBI, and not in any other capacity, and on behalf of THE PARTIES LISTED ON SCHEDULE B HERETO (the "B Unit Debentureholders"), solely in their capacity as holders of B Units of VBI, and not in any other capacity, ELLY REISMAN ("Reisman"), VISUAL BIBLE INTERNATIONAL, INC. ("VBI") and DELUXE TORONTO LTD. ("Toronto"), DELUXE MEDIA SERVICES, INC. (formerly Deluxe Video Services, Inc. and hereinafter referred to as "Media") and DELUXE LABORATORIES, INC. ("Labs", and along with Media and Toronto, collectively, "Deluxe").

            FACTUAL BACKGROUND

            (a) By a video duplication, dvd replication and distribution services agreement dated as of August, 2002 (the "Video Agreement"), VBI granted to Media a lien (the "Video Lien") in, to and over certain property owned by VBI, but in the possession of Media;

            (b) By a film processing agreement dated as of August 27, 2002, VBI granted to Labs a lien (the "Labs Lien") in, to and over certain property owned by VBI, but in the possession of Labs;

            (c) By an inventory security agreement (the "Inventory Security Agreement") dated as of March 1, 2004, VBI granted a security interest (the "Deluxe Inventory Security Interest") to and in favour of Deluxe in, to and over Collateral, including a Purchase Money Security Interest;

            (d) VBI has granted security interests in, to and over the property described therein to and in favour of the A Unit Debentureholders pursuant to general security agreements and security agreements each dated as of December 24, 2002 as amended, modified and supplemented from time to time;

            (e) VBI has granted security interests in, to and over the property described therein to and in favour of the B Unit Debentureholders pursuant to general security agreements and security agreements each dated as of August 28, 2003 as amended, modified and supplemented from time to time; and

            (f) VBI has granted a security interest in, to and over the property described therein to and in favour of Reisman pursuant to a general security agreement and a U.S. indemnity and security agreement.

            In consideration of the sum of $1.00 and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the undersigned hereby agree as follows:

          ARTICLE 1 - DEFINITIONS

1.1 Unless otherwise defined herein, capitalized terms shall have the meaning set out in the Inventory Security Agreement.

1.2       "Access Documents" means:

     (a)  the letter dated November 12, 2003 from VBI to Toronto and
accepted by ThinkFilm    LLC;

     (b) the letter dated November 12, 2003 from VBI to Toronto and accepted by Cinemavault Releasing Inc.;

     (c)  the letter dated November 26, 2003 from Cinemavault
Releasing Inc. to Labs and agreed  to by Cidif Entertainment Group SpA;

     (d)  the Laboratory Pledgeholder Agreement dated as of February
21, 2003 by and among    Royal Bank of Canada ("RBC"), Toronto, Film
Finances Canada (1998) Ltd. ("Film Finances")     and The Book of
John, Inc.("BOJ"); and

     (e)  the Laboratory Agreement relating to "The Gospel of John"
dated as of November, 2003    by and among Toronto, The Gospel of
John Limited, BOJ, RBC, Film Finances, Maybury Media   LLP and VBI.

            ARTICLE 2 - CONSENT

2.1 This Agreement in no way relates to or affects the Video Lien or the Labs Lien or the priorities of such liens in comparison to any other security interest now or hereafter granted by VBI.

2.2 Each of the A Unit Debentureholders, B Unit Debentureholders and Reisman (collectively, the "Third Party Secured Parties") hereby respectively confirms, acknowledges and consents to the creation and issuance by VBI to Deluxe of the Deluxe Inventory Security Interest and to the incurrence by VBI of the obligations secured thereby, and that the creation, issuance and incurrence of the same does not constitute a default under any of the respective security interests granted by VBI to each of the Third Party Secured Parties (collectively, the "Third Party Security Interests").

            ARTICLE 3 - SUBORDINATION

3.1       In the event that:

(a) the Deluxe Inventory Security Interest has attached and been perfected in all relevant jurisdictions;

(b) the Deluxe Inventory Security Interest has obtained and maintained the super-priority status given to a purchase money
security interest in inventory and its proceeds under all   relevant
statutes, including without limiting the generality of the foregoing Uniform Commercial Code Article 9 and PPSA (Ontario); and
(c) the Deluxe Inventory Security Interest continuously maintains its perfection and does not lose its super-priority status of a purchase money security interest in all relevant jurisdictions, the Deluxe Inventory Security Interest shall have priority to the Third Party Security Interests;

3.2       In the event that :

(a) the Deluxe Inventory Security Interest has attached and been perfected in all relevant jurisdictions;

(b)  the Deluxe Inventory Security Interest has not obtained and maintained the super-priority status of a purchase money security
interest in inventory and in proceeds   under all relevant statutes;
and

(c) the Deluxe Inventory Security Interest continuously maintains its perfection in all relevant jurisdictions, the Third Party Security Interests shall be subordinate to the Deluxe Inventory Security Interest if and only if there are no other security interests in the Collateral which rank in priority to the Deluxe Inventory Security Interest and subordinate to the Third Party Security Interests (an "Intervening Security Interest"), other than the security interests in favour of Royal Bank of Canada and Film Finances, Inc.

3.3 Notwithstanding the provisions of paragraph 3.2 hereof, if it is determined that a creditor holds an Intervening Security
Interest and Deluxe has otherwise satisfied the conditions in paragraph 3.2 hereof, Deluxe may take such steps as may be necessary to either:

(a)  fully satisfy the obligations secured by the Intervening
Security Interest without resort to or claim against any of the assets of VBI in respect thereof, or

(b) obtain the discharge and release of such Intervening Security Interest or the subordination of the such security interest to below the ranking of the Deluxe Inventory Security Interest in which event, the Deluxe Inventory Security Interest shall have priority to the Third Party Security Interests.

3.4 In all other events, the Third Party Security Interests shall rank in priority to the Deluxe Inventory Security Interest

            ARTICLE 4 - COVENANTS OF DELUXE

4.1 Upon receipt by Deluxe of all outstanding amounts owing to Deluxe by VBI, excluding all amounts owing by VBI to Deluxe under the US$450,000 trade line of credit granted to VBI by Deluxe pursuant to the Video Agreement,(the "Net Amount"), Deluxe shall:

     (a) provide to VBI copies of any and all property and assets provided by VBI to Deluxe (or any of its affiliates) and any copies, reproductions, replications or derivative works in any form, which are or may be required or are used to produce, manufacture or distribute the Collateral, including without limiting the generality of the forgoing the original digital linear tape masters, original digital versatile disc masters, original videotapes and the Elements and any and all items included in the schedules to the Access Documents (the "Materials"), with the cost of such copying being for the account of VBI, such costs estimated at the date hereof to be US$25,000; or

     (b) if the agreements underlying the Access Documents, with the exception of the Access Documents set out in sections 1.2(a) and
(b) above, have been terminated or the necessary consents of the various parties thereto obtained and delivered to Deluxe, return the originals of the Materials to VBI, without requiring any further payment.

4.2 In the event that the Net Amount is paid, but neither the agreements underlying the Access Documents have been terminated nor the necessary consents of the various parties to the Access Documents have been delivered to Deluxe, as required by section 4.1(b) above, then at the option of Deluxe, Deluxe may return the originals of the Materials to VBI without requiring further payment, provided VBI provides an indemnity in favour of Deluxe in form and substance satisfactory to Deluxe.

            ARTICLE 5 - COVENANTS OF COMPANY

5.1 VBI hereby confirms to and agrees with the Third Party Secured Parties and Deluxe that so long as VBI remains obligated or indebted to the Third Party Secured Parties and Deluxe, it shall hold its assets for the Third Party Secured Parties and Deluxe in accordance with their respective interests and priorities under this Agreement.

            ARTICLE 6 - GENERAL

6.1 From time to time upon request therefor, the Third Party Secured Parties and Deluxe may advise each other of the particulars of the indebtedness and liability of VBI to each other and all security held by each therefor.

6.2 The Third Party Secured Parties, Deluxe and VBI shall do, perform, execute and deliver all acts, deeds and documents as may be necessary from time to time to give full force and effect to the intent of this Agreement. The parties each agree to sign and register, as required, such further documentation as may be requested to give effect to this Agreement from time to time.

6.3 Any demand on VBI for repayment of any funds owed and any notices of default given to VBI shall be copied to the Third Party Secured Parties and Deluxe (as applicable). Neither the Third Party Secured Parties nor Deluxe shall be liable for any accidental omission to provide notice to the other of them as required pursuant to this section 6.3.

6.4 None of the Third Party Secured Parties shall transfer or assign any of the Third Party Security Interests without obtaining from the assignee or transferee an agreement in favour of Deluxe to be bound by the provisions of this Agreement in form satisfactory to Deluxe.

6.5 This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and shall be effective as of the formal date hereof. Counterparts may be executed either in original or faxed form and the parties adopt any signatures received by a receiving fax machine as original signatures of the parties, provided however, that any party providing its signature in such manner shall promptly forward to the other party an original of the signed copy of this Agreement which was so faxed.

6.6 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and shall be governed by the laws of Ontario.

6.7 This Agreement shall continue in full force and effect until the date on which it is terminated by the mutual consent of the Third Party Secured Parties and Deluxe; provided, however, that unless otherwise agreed no such termination shall affect the priorities set out herein with respect to the property of VBI subject to this Agreement at the time of such termination.

            IN WITNESS WHEREOF the parties hereto have executed this Agreement under the hands of the duly authorized officers as of the date first set out above.

RED BROOK DEVELOPMENTS LIMITED
By:
Authorized Signing Officer

DELUXE MEDIA SERVICES, INC.
Per:
Authorized Signing Officer

DELUXE LABORATORIES, INC.
Per:
Authorized Signing Officer

DELUXE TORONTO LTD.
Per:
Authorized Signing Officer

VISUAL BIBLE INTERNATIONAL, INC.
Per:
Authorized Signing Officer


SIGNED, SEALED AND DELIVERED
in the presence of

Witness        Elly Reisman



SCHEDULE "A"

Red Brook Developments Limited
Augusta Holding Inc.
Beverly Reisman
Ron Prosserman
Stan Nashen
Ruth Reisman Limited
Art Kleinstein
Zivojin Maznic
George Steels
GWL Growth Equity Fund
AGF Growth Equity Fund
IGF AGF Diversified Growth Fund
London Life Growth Equity Fund
IG AGF Diversified Growth Class
New Century Investments Holdings Ltd.

SCHEDULE "B"

Red Brook Developments Limited
Westdale Construction Co. Limited
The Erin Mills Investment Corporation
Mr. Herman Grad
Art Kleinstein
Tom Krobot
Sheldon Glow
Stan Nashen
Inglewood Holdings Inc.
Moe Colson